As of December 31, 2016, the following persons or entities own more than 25% of a funds voting security.

Person/Entity

AZL Balanced Index Strategy Fund
Allianz Life Insurance Company of North America	93.16%

AZL DFA Multi-Strategy Fund
Allianz Life Insurance Company of North America	90.73%

AZL MVP Balanced Index Strategy Fund
Allianz Life Insurance Company of North America	86.34%

AZL MVP BlackRock Global Strategy Plus Fund
Allianz Life Insurance Company of North America	88.64%

AZL MVP DFA Multi-Strategy Fund
Allianz Life Insurance Company of North America	93.58%

AZL MVP Fusion Dynamic Balanced Fund
Allianz Life Insurance Company of North America	91.07%

AZL MVP Fusion Dynamic Conservative Fund
Allianz Life Insurance Company of North America	90.44%

AZL MVP Fusion Dynamic Moderate Fund
Allianz Life Insurance Company of North America	89.62%

AZL MVP Growth Index Strategy Fund
Allianz Life Insurance Company of North America	89.71%

AZL MVP Moderate Index Strategy Fund
Allianz Life Insurance Company of North America	88.46%

AZL MVP Pyramis Multi-Strategy Fund
Allianz Life Insurance Company of North America	88.75%

AZL MVP T. Rowe Price Capital Appreciation Plus Fund
Allianz Life Insurance Company of North America	89.68%